SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 30, 2003

August Technology Corporation

(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-30637	41-1729485
(Commission File Number)	(I.R.S. Employer Identification Number)

4900 West 78th Street Bloomington, MN 55435
(Address of Principal Executive Offices) (Zip Code)

952-820-0080
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.                                                           Other Events.

In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, each of the following officers and directors of August Technology Corporation (the “Company”), on November 30, 2003, adopted a trading plan to provide for an orderly disposition of a portion of his or her holdings of the Company’s Common Stock.  The number of shares to be sold pursuant to each trading plan is set forth opposite the seller’s name below, together with additional information regarding the trading plan.  All of the trading plans have price limitations and include certain volume limitations including a requirement that sales by each individual for the month of December 2003 not exceed 25% of the total shares that individual owns and is able to acquire upon exercise of vested options.

Name	Shares Subject to Plan
David L. Klenk	73,500 (up to 15,000 per month)

Scott A. Gabbard	52,892 (up to 12,500 per month)

John M. Vasuta	98,637 (up to 28,000 per month)

D. Mayson Brooks	70,000 (up to 18,000 per month)

Albert A. Eliasen	9,652

Michael W. Wright	7,700

Roger E. Gower	30,000

Item 7.                                                           Financial Statements and Exhibits.

(a)                                  Financial statements:  None.

(b)                                 Pro forma financial information:  None

(c)                                  Exhibits:  None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2003

AUGUST TECHNOLOGY CORPORATION

	By	/s/ David L. Klenk
David L. Klenk,
President and Chief Operating Officer